Report of Ernst & Young LLP, Independent Registered Public
Accounting Firm

To the Shareholders and Board of Trustees of MFS Series Trust X

In planning and performing our audits of the financial statements of MFS Conservative Allocation Fund, MFS
Moderate Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth Allocation Fund, MFS International
Value Fund, MFS Emerging Markets Equity Fund and MFS International Growth
 Fund (the Funds) (seven of the
portfolios comprising MFS Series Trust X) for the year ended dateYear2008Day31Month5lstransMay 31, 2008, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is  responsible  for  establishing  and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with  generally  accepted  accounting
principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with  generally  accepted  accounting
principles,  and  that  receipts  and  expenditures  of  the  company  are being  made  only  in  accordance  with
authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal  control over  financial  reporting  exists when the design or operation of a control does
not allow  management or employees,  in the normal course of performing  their assigned  functions,  to prevent or
detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.






                                     A Member Practice of Ernst & Young Global











Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first  paragraph  and would not  necessarily  disclose all deficiencies  in internal  control that might be
material   weaknesses   under   standards   established  by  the  Public
  Company   Accounting   Oversight   Board
(placecountry-regionUnited  States).  However,  we  noted no  deficiencies in the  Funds  internal  control  over
financial reporting and its operation,  including controls over safeguarding securities,  that we consider to be a
material weakness as defined above as of dateYear2008Day31Month5lstransMay
 31, 2008.

This report is intended solely for the information and use of management and the Board of Trustees of MFS Series
Trust X and the Securities and Exchange Commission and is not intended to be and should not be used by anyone
other than these specified parties.


                                                              [GRAPHIC OMITTED]
placeCityBoston, StateMassachusetts
datelstransMonth7Day17Year2008July 17, 2008